UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

62 Fourth Avenue

Waltham, Massachusetts          02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NeuroMetrix, Inc. (the “Company”) appointed Joseph A. Calo, 56, as a consultant to perform the services of principal financial officer and principal accounting officer of the Company and as treasurer of the Company, effective as of July 22, 2008.

Mr. Calo is an independent financial consultant and has provided financial consulting services to the Company since March 2004.  Since January 1, 2007, the Company has paid Mr. Calo approximately $287,775 for his consulting services.  Prior to becoming an independent financial consultant, Mr. Calo was the Chief Financial Officer at Softscape Inc., a provider of human capital management software, since 2002.  From 1998 to 2002, Mr. Calo was the Vice President of Finance and Chief Financial Officer at Sychronicity, Inc., an electronic design software company.  Previous positions held by Mr. Calo include Vice President of Finance at Viewlogic Systems and various senior financial positions at Prime Computer, Inc.  Mr. Calo received an M.B.A. from Babson College and a B.S.B.A. in accounting from Western New England College.

The Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Calo on July 22, 2008, which provides that Mr. Calo shall perform the services typically provided by the principal financial officer and principal accounting officer of the Company.  Pursuant to the Consulting Agreement, Mr. Calo’s initial compensation will be $150 per hour.  Either the Company or Mr. Calo may terminate the Consulting Agreement upon 30 days written notice.

Mr. Calo also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company on July 22, 2008.  Pursuant to the terms of the Indemnification Agreement, the Company shall indemnify Mr. Calo for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by Mr. Calo in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of his position as principal financial officer and principal accounting officer of the Company, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, Mr. Calo is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The foregoing descriptions of the Consulting Agreement and the Indemnification Agreement are not complete and are qualified in their entirety by reference to the Consulting Agreement and the Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated July 22, 2008, by and between NeuroMetrix, Inc. and Joseph A. Calo
10.2	Indemnification Agreement, dated July 22, 2008, by and between NeuroMetrix, Inc. and Joseph A. Calo

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: July 24, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated July 22, 2008, by and between NeuroMetrix, Inc. and Joseph A. Calo
10.2	Indemnification Agreement, dated July 22, 2008, by and between NeuroMetrix, Inc. and Joseph A. Calo